Exhibit 10.1
STOCK GRANT AGREEMENT BETWEEN
HOWARD JONAS
and
IDT CORPORATION

Regarding Common Stock of

INNOVATIVE COMMUNICATIONS TECHNOLOGIES, INC.

Howard Jonas
520 Broad Street
Newark, New Jersey 07102

This Agreement sets forth the terms of the grant of stock of Innovative Communications Technologies, Inc. to you effective as of December 27, 2012 (the “Effective Date”).

1. Grant of Stock.  IDT Corporation (“IDT”) hereby grants to you one hundred (100) shares of common stock par value $0.01 per share (the “Shares” which term shall include any shares or other securities that you receive or become entitled to receive as a result of your ownership of the shares granted hereby) of Innovative Communications Technologies, Inc., a Delaware corporation (the “Company”) which are currently outstanding and held of record and beneficially by IDT.  As of the Effective Date the Shares constitute ten percent (10.0%) of the Company’s outstanding equity.  The foregoing grant shall be deemed fully vested upon issuance. This grant is a matter of separate inducement and is not in lieu of salary or other compensation for your services to IDT Corporation (“IDT”) and its subsidiaries and affiliates.

2. Certain Covenants.

(a) Notwithstanding any provision hereof, the Company shall be permitted, in its sole and absolute discretion, to license to IDT or its affiliates the Intellectual Property for any period and on any terms acceptable to the Company, including  on a royalty free basis.

(b) IDT may, at its sole and absolute discretion, sell the Company or cause the Company to merge with other entities, provided that such actions are performed in good faith and in a manner which does not discriminate against your interest in the Company.

(c) In the event that IDT decides in good faith to distribute interests in the Company (or another entity with which the Company is merged or consolidated or which becomes the parent of the Company) to shareholders of IDT (a “Spin-Off”), you agree to cooperate and assist IDT in effecting the Spin-Off, including, but not limited to, exchange the Shares for equity in another entity as reasonably requested by IDT.

3. Voting and Other Rights.

(a) Upon the Effective Date, you shall have all of the rights and status as a stockholder of the Company with respect to the Shares, including the right to vote such shares and to receive dividends or other distributions thereon.

(b) Nothing herein shall in any manner diminish your duties and obligations to IDT as an employee of IDT or IDT’s rights with respect to (i) the Intellectual Property, (ii) intellectual property developed by you as an employee of IDT or its affiliates, or (iii) other matters related to your employment and service to IDT and its affiliates in any capacity.

(c) Nothing herein shall provide you with any right to continued employment by IDT in any manner or to continue to provide services to, or receive remuneration from, IDT or any of its subsidiaries or affiliates.

4. Stock Power.  At the Company’s request, you hereby agree to promptly execute any document, including a stock power endorsed in blank, that is necessary to comply with the terms of this Agreement.

5. Successors. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees.

6. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by each party hereto. No waiver by either party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

7. Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail or overnight delivery to the proper address.

8. Entire Agreement. The parties have not made any representations, warranties, or covenants with respect to the subject matter hereof, orally or in writing, which are not expressly set forth herein, and this Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement, which alone fully and completely expresses their agreement.

9. Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

10. Governing Law.  This Agreement shall in all respects be construed, governed, applied and enforced with the laws of the State of New Jersey without giving effect to the principles of conflicts of laws. All parties hereby consent to and irrevocably submit to personal jurisdiction by the State and Federal Courts sitting in Essex County, New Jersey in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and other documents and specifically consent that in any such action or proceeding, any service of process may, without limitation, be effectuated by certified mail, return receipt requested.

11. Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

12. Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement.  Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any PDF, telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

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To confirm your acceptance of the foregoing, please sign and date below under “Accepted and Agreed” and return one copy of this Agreement to the Company at its address set forth herein.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name: Shmuel Jonas
Title: Chief Operating Officer

ACCEPTED AND AGREED:

/s/ Howard Jonas
      Howard Jonas

Date: December 27, 2012